SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2004

WALGREEN CO.

(Exact name of registrant as specified in its charter)

Illinois	1-604	36-1924025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Wilmot Road, Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 914-2500

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 14, 2004, Walgreen Co. (the "Company") announced that the Board of Directors had authorized a stock repurchase program of up to $1 billion, which the Company plans to execute over the next four years. In connection with this announcement, the Company issued a press release, a copy of which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits
	Exhibit Number	Description
	Exhibit 99.1	Press Release issued by Walgreen Co., dated July 14, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALGREEN CO.
(Registrant)

By: /s/ William M. Rudolphsen
William M. Rudolphsen
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer)

Date:	July 15, 2004